                                                                   EXHIBIT 10.22

[LOGO]

March 30, 2000

Mary Cortani
5165A Redwood Retreat Road

Gilroy, CA 95020

Dear Mary:

I am delighted to offer you the position of Director of Internal Operations with SiteSmith, Inc. You will report directly to myself, Treb Ryan, Founder and Sr. V.P. of Operations.

The following summarizes the details of our verbal offer:

START DATE:                         4/17/00

TITLE:                              Director of Internal Operations

ANNUAL BASE SALARY:                 $150,000.00

STOCK OPTION GRANT:                 40,000 Shares

BONUS OPPORTUNITY:                  $25,000.00 per year based on revenue
                                    and MBO's

SIGN ON BONUS:                      $10,000.00 (to be paid back to the company
                                    if you voluntarily terminate within your first year of employment)

(Stock Option Grant is subject to the rules of the SiteSmith, Inc. Employee Stock Plan, Vesting Schedule and Approval of the Board of Directors. This plan will be sent under separate cover.)

VACATION:                           16 Personal Time Off (PTO) days per year
                                    to accrue at 5.33 hours per pay period

You will also be eligible for coverage under the SiteSmith, Inc., Medical and Dental plans and Life Insurance plan. Descriptions of these plans will be provided when you report for work.

Enclosed is our company's Confidentiality Agreement and Invention Assignment Agreement. Please be sure to read each of these Agreements and understand that you will be asked to sign each Agreement as a condition of employment.

Your employment is contingent on your providing us with evidence that you have a legal right to work in the United States pursuant to provisions of the Immigration Reform & Control Act of 1986.

SiteSmith, Inc., is an "at will employer" thus either you or the Company may terminate the employment relationship at any time for any reason with or without cause.

We are pleased to extend this offer to you until April 7, 2000. To accept, please sign below and return to Sherri Shimomura, HR Director, Site Smith, 3283 Scott Blvd., Santa Clara, CA 95054. Please retain the duplicate for your records.

Mary, we are very excited about the prospects of working with you. In fact, we believe that you will be an important contributor towards our continued success.

Sincerely,

/s/ Treb Ryan

Treb Ryan

Founder and Sr. V.P. of Operations
SiteSmith, Inc.

Accepted and Agreed to by:



/s/ Mary Cortani                             4/7/00
Mary Cortani                                 Date



------------------------------------
Start Date (If different from above)